SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2006

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

     Amended Employment Agreements. On September 15, 2006, Premiere Global Services, Inc. (the “Company”) entered into an amended and restated employment agreement with each of Theodore P. Schrafft, President of the Company, and T. Lee Provow, President, Global Operations of the Company. The amended and restated agreements are effective as of July 20, 2006, which is the date the Board of Directors of the Company appointed Mr. Schrafft and Mr. Provow to their respective new offices. The following summary describes certain material provisions of the amended and restated agreements, copies of which are included as Exhibits 10.1 and 10.2 to this Current Report.

     Pursuant to the terms of the amended and restated agreements, Mr. Schrafft’s and Mr. Provow’s annual base salaries are $450,000 and $385,000, respectively. In addition to base salary, Mr. Schrafft and Mr. Provow may each earn a cash bonus based on the achievement of performance criteria established from year to year by the Compensation Committee of the Board of Directors of the Company. Unless the Compensation Committee determines otherwise prior to the end of the first quarter of a given calendar year, Mr. Schrafft’s and Mr. Provow’s target cash bonuses will each be equal to 100% of their respective base salaries for such year, with 80% of each target cash bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets. Mr. Schrafft and Mr. Provow will also be entitled to any additional bonus and incentive compensation granted to them by the Compensation Committee in its discretion.

     The initial terms of Mr. Schrafft’s and Mr. Provow’s employment agreements each expire on December 31, 2007, and will automatically renew for an additional one-year period following such initial terms, unless the executive or the Company elects not to renew the agreement at least 90 days prior to the expiration of the term.

     The amended and restated agreements provide that if Mr. Schrafft’s or Mr. Provow’s employment is terminated by the Company without “cause” either before or after a “change in control” (as such terms are defined in their respective employment agreements), or, if, during the 24-month period following a change in control, Mr. Schrafft’s or Mr. Provow’s employment is terminated (i) by the executive for “good reason” (as such term is defined in their respective employment agreements) or (ii) by the Company or by its successor for failure to renew their agreement, Mr. Schrafft and Mr. Provow will be entitled to severance compensation equal to 200% of their respective annual base salaries in effect on the date of termination. These severance amounts will be payable in accordance with the Company’s standard payroll practices over the 24-month period following the termination date, unless the termination occurs during the 24-month period following a change in control, in which case these severance amounts will be payable in a lump sum within five business days of the date of termination. In addition, Mr. Schrafft and Mr. Provow will each be entitled to receive an amount equal to the cost of obtaining COBRA coverage for 18 months following the date of termination.

     Mr. Schrafft’s and Mr. Provow’s employment agreements provide that they will not compete with the Company, solicit any of the Company’s employees or customers or disclose “confidential information” (as defined in their respective employment agreements), during the term of their employment and for one year thereafter.

     In addition, the Company entered into amendments to the Fourth Amended and Restated Executive Employment Agreements with each of Boland T. Jones, the Company’s Chief Executive Officer, and Jeffrey A. Allred, the Company’s Chief Investment Officer and a director. These amendments provide that if, during the 24-month period following a “change in control” (as defined in their respective employment agreements), Mr. Jones’ or Mr. Allred’s employment is terminated by the Company or by the Company’s successor for failure to renew their agreement, they will be entitled to severance compensation as if their employment was terminated without “cause”, as set forth in their respective employment agreements. In addition, Mr. Allred’s amendment reflects the recent change in his position with the Company. Copies of these amendments are included as Exhibits 10.3 and 10.4 to this Current Report.

     The Company also entered into an amendment to the employment letter with Michael E. Havener, the Company’s Chief Financial Officer. This amendment provides for certain conforming changes to his bonus eligibility provision and provides that if, during the 12-month period following a “change in control”, Mr. Havener’s employment is terminated by the Company without “cause” (as such terms are defined in his employment letter), his severance amount will be payable in a lump sum within five business days of the date of termination. A copy of this amendment is included as Exhibit 10.5 to this Current Report.

     Revised 2006 Incentive Bonus Criteria. On September 13, 2006, the Compensation Committee of the Board of Directors of the Company revised the performance criteria for the quarterly and annual incentive bonus awards for each of Mr. Schrafft and Mr. Provow for the fourth quarter of 2006 and for 2006 as a whole to reflect their respective new titles and duties. In addition, the Compensation Committee re-affirmed the previously approved incentive bonus criteria for the fist, second and third quarters for Mr. Schrafft and Mr. Provow as described in the Company’s current report on Form 8-K dated April 21, 2006.

     One-third (instead of one-half) of the value of the fourth quarter 2006 incentive bonus award for Mr. Schrafft will be determined with respect to each of the global revenue and global adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity based compensation and net legal settlements and related expenses) (“Adjusted EBITDA”) of the Company’s Conferencing & Collaboration business segment based upon the previously approved targets. The remaining one-third of this value will be determined with respect to the Company’s North America Data Communications revenue. In addition, the Compensation Committee authorized an additional fourth quarter 2006 target incentive bonus to Mr. Schrafft equal to 33% of his newly approved annual base salary to be determined with respect to certain cost savings criteria and upon the achievement of certain business objectives relating to the Company’s continuing efforts to transition to a uniform, vertically operated company. The value of the annual incentive bonus award for 2006 as a whole for Mr. Schrafft is unchanged from the previously approved targets, with one-half of the value to be determined with respect to each of the global revenue and global Adjusted EBITDA of the Company’s Conferencing & Collaboration business segment. The additional target incentive bonus for 2006 as a whole equal to 33% of Mr. Schrafft’s newly approved annual base salary will be determined with respect to the Company’s North America Data Communications revenue. Mr. Schrafft’s performance goals are subject to achievement of specified targets, which allow him to earn either 100%, 75% or 0% of his target cash bonus awards applicable to each performance criteria.

     One-third of the value of the fourth quarter 2006 incentive bonus award to Mr. Provow will be determined with respect to each of the international revenue and international Adjusted EBITDA of the Company’s Data Communications business segment. The remaining one-third of this value and the additional authorized fourth quarter 2006 target incentive bonus equal to 33% of Mr. Provow’s 2006 annual base salary will be determined with respect to certain cost savings criteria and upon the achievement of certain business operations objectives relating to the Company’s continuing efforts to transition to a uniform, vertically operated company. Two-thirds (instead of one-third) of the value of the annual incentive bonus award for 2006 as a whole for Mr. Provow will be determined with respect to each of the global revenue and global Adjusted EBITDA of the Company’s Data Communications business segment based upon the previously approved targets. Mr. Provow’s performance goals are subject to achievement of specified targets, which allow him to earn either 100%, 75% or 0% of his target cash bonus awards applicable to each performance criteria for the fourth quarter 2006, and either 100%, 50% or 0% of his target cash bonus awards for 2006 as a whole.

Item 9.01.           Financial Statements and Exhibits

            (d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Theodore P. Schrafft and Registrant, dated September 15, 2006.

10.2	Amended and Restated Employment Agreement between T. Lee Provow and
Registrant, dated September 15, 2006.

10.3	First Amendment to Fourth Amended and Restated Executive Employment
Agreement between Boland T. Jones and Registrant, dated September 15, 2006.

10.4	First Amendment to Fourth Amended and Restated Executive Employment
Agreement between Jeffrey A. Allred and Registrant, dated September 15, 2006.

10.5	Amendment to Employment Letter between Michael E. Havener and Registrant, dated September 15, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: September 19, 2006	By:	/s/ L. Scott Askins
L. Scott Askins
Senior Vice President – Legal, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Theodore P. Schrafft and Registrant, dated September 15, 2006.

10.2	Amended and Restated Employment Agreement between T. Lee Provow and
Registrant, dated September 15, 2006.

10.3	First Amendment to Fourth Amended and Restated Executive Employment
Agreement between Boland T. Jones and Registrant, dated September 15, 2006.

10.4	First Amendment to Fourth Amended and Restated Executive Employment
Agreement between Jeffrey A. Allred and Registrant, dated September 15, 2006.

10.5	Amendment to Employment Letter between Michael E. Havener and Registrant, dated September 15, 2006.

2